Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Dave & Buster’s, Inc. (the “Company”) on Form 10-Q for the period ended August 1, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James W. Corley, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 9, 2004

/s/ James W. Corley

James W. Corley,
Chief Executive Officer

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Dave & Buster’s, Inc. (the “Company”) on Form 10-Q for the period ended August 1, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William C Hammett, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 9, 2004

/s/ William C. Hammett, Jr.

William C. Hammett, Jr.,
Chief Financial Officer